FOR IMMEDIATE RELEASE

Contacts:  Norman Black, Public Relations
           404-828-7593
           Kurt Kuehn, Investor Relations
           404-828-6977

                       INTERNATIONAL, NON-PACKAGE SEGMENTS
                          DRIVE UPS 1ST QUARTER RESULTS

         ATLANTA, April 22, 2003 - UPS today reported solid first quarter results driven by its international and non-package businesses, with both segments generating strong revenue growth and record-setting profits.

         The U.S. package segment experienced volume declines during the first two months of the quarter, exacerbated by severe winter weather and a difficult economy. In March, however, and continuing into April, volume trends improved and the company now is experiencing growth in its U.S. package business.

         For the quarter ended March 31, 2003, revenue totaled $8.02 billion, up 5.8% from the $7.58 billion reported during the prior-year period. Consolidated operating profit fell 0.2% to $945 million. Net income increased 24.4% to $611 million compared to the prior year's $491 million. Excluding a $72 million non-recurring charge in 2002 for the adoption of a new accounting standard, net income rose 8.5%, from $563 million in 2002 to $611 million this year.

         Earnings per diluted share, adjusted to exclude the non-recurring item, increased 8% to $0.54 versus $0.50 recorded during the prior-year period. Without this adjustment, earnings per share increased 25.6% compared to the $0.43 recorded during the first quarter of 2002.

         Operating profit for the international package segment more than quadrupled to $134 million, led by a 10.3% increase in export volume and a 23.5% increase in revenue. Operating profit for the non-package segment almost doubled to $107 million on an 11.4% gain in revenue. The U.S. package segment was hurt by a number of adverse items, including a sharp increase in fuel costs; bad weather that cost the company more than $30 million, and increases in pension and healthcare expenses. Nonetheless, revenue per piece showed excellent improvement as the pricing environment remained firm.

         "We are pleased with the quarter on many fronts," said UPS Chief Financial Officer Scott Davis. "We generated good results despite a very challenging domestic environment and were gratified to see our strategy really taking hold in the international and supply chain segments."


                                    - more -


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2-2-2

          UPS took several steps over the quarter to generate growth opportunities, including the introduction of a new look and branding campaign to demonstrate its expanded global capabilities. The company also launched a program under which most Mail Boxes Etc. centers in the U.S. will re-brand into THE UPS STORE, and continued integration activities within the new UPS Supply Chain Solutions organization.

Additional results for each segment include:

     o In the international segment, revenue increased 23.5% to $1.3 billion compared to the prior year period. Operating profit surged more than 300% to $134 million. Average daily export volume continued to outperform market growth, posting a 10.3% increase overall with a 16% gain in Asia and an 11% hike in Europe.

     o Within the U.S. domestic segment, revenue totaled $6 billion, up 2% compared to $5.9 billion for the prior year. Operating profit declined 18.3% to $704 million due to a volume decline of 1.2% and adverse costs. Approximately one-half of the volume decline was attributed to the effects of bad weather in February. Next Day Air(R) express volume grew a strong 3.9%, well above market growth, and the quarter ended with positive growth trends.

     o The non-package segment posted its best quarter ever. Revenue increased 11.4% to $693 million. Operating profit totaled $107 million, up from the $55 million reported the prior year. UPS Supply Chain Solutions benefited substantially from its successful integration and restructuring.

          The quarter's consolidated results were helped by a $55 million reduction in income taxes, or $0.05 per share, as a number of outstanding tax issues were resolved. Those gains were partially offset by a writedown in UPS's marketable securities, reflecting market conditions. The writedown totaled $58 million pre-tax, or $0.03 per share.

          As to future guidance, Davis said the company expects second quarter earnings to be in the range of $0.58 to 0.62 per diluted share compared to $0.54 in 2002. He said the company is on track to achieve its stated goal of a 10-to-15% gain in earnings per share for the full year.

          "We expect domestic package volume to continue the momentum begun in March and April and post between a 1-to-2% increase over last year's second quarter results," Davis said. "All three domestic product lines should show positive growth rates, with Next Day Air remaining the strongest. We have put in place many initiatives that we believe will continue to expand our U.S. package business.


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3-3-3

         "International growth trends should continue and we expect the synergies being created by the integration of our UPS Supply Chain Solutions organization will continue to pay off," Davis added. "We are encouraged by the way our customers are accepting our strategy of synchronizing global commerce."

         UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS), and the company can be found on the Web at UPS.com.



                                      # # #



      DETAILED FINANCIAL SCHEDULES ARE AVAILABLE ON THE COMPANY'S WEB SITE.


EDITOR'S NOTE: UPS CFO Scott Davis will discuss first quarter results with investors and analysts during a conference call later today at 10:00 a.m. (EDT). That conference call is open to listeners through a live webcast at www.ups.com. To access the call through the Website, click on "UPS Investor Relations" at the bottom right of the U.S. homepage, then click on "Earnings Webcast."


         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED FINANCIAL DATA - FIRST QUARTER


                                                          QUARTER ENDED MARCH 31,             CHANGE
                                                          ---------------------------------------------------
                                                            2003          2002            $             %
                                                          ---------     ---------     ---------     ---------
(financial data in millions, except per share amounts)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                                   $   6,020     $   5,903     $     117          2.0%
  International package                                       1,302         1,054           248         23.5%
  Non-package                                                   693           622            71         11.4%
                                                          ---------     ---------     ---------
  Total revenue                                               8,015         7,579           436          5.8%

Operating expenses:
  Compensation and benefits                                   4,708         4,449           259          5.8%
  Other                                                       2,362         2,183           179          8.2%
                                                          ---------     ---------     ---------
  Total operating expenses                                    7,070         6,632           438          6.6%

Operating profit:
  U.S. domestic package                                         704           862          (158)       -18.3%
  International package                                         134            30           104        346.7%
  Non-package                                                   107            55            52         94.5%
                                                          ---------     ---------     ---------
  Total operating profit                                        945           947            (2)        -0.2%

Other income (expense):
  Investment income (loss)                                      (38)           12           (50)      -416.7%
  Interest expense                                              (25)          (43)           18        -41.9%
                                                          ---------     ---------     ---------
  Total other income (expense)                                  (63)          (31)          (32)      -103.2%
                                                          ---------     ---------     ---------
Income before income taxes                                      882           916           (34)        -3.7%

Income taxes                                                    271           353           (82)       -23.2%

FAS 142 cumulative adjustment, net                               --           (72)           72          N/A
                                                          ---------     ---------     ---------
Net income                                                $     611     $     491     $     120         24.4%
                                                          =========     =========     =========

Non-recurring items:
 FAS 142 cumulative adjustment, net                              --            72           (72)         N/A
                                                          ---------     ---------     ---------

As adjusted net income exclusive of non-recurring items   $     611     $     563     $      48          8.5%
                                                          =========     =========     =========

As adjusted net income as a percentage of revenue               7.6%          7.4%

Per share amounts
  Basic earnings per share                                $    0.54     $    0.44
  Diluted earnings per share                              $    0.54     $    0.43

As adjusted per share amounts
  Basic earnings per share                                $    0.54     $    0.50
  Diluted earnings per share                              $    0.54     $    0.50

Weighted average shares outstanding
   Basic                                                      1,124         1,119
   Diluted                                                    1,136         1,134


Certain prior year amounts have been reclassified to conform to the current year presentation.


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


                          UNITED PARCEL SERVICE, INC.
                    SELECTED OPERATING DATA - FIRST QUARTER


                                               QUARTER ENDED MARCH 31,            CHANGE
                                               --------------------------------------------------
                                                 2003          2002          $             %
                                               ----------   ----------   ----------    ----------
REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                                $    1,353   $    1,313   $       40           3.0%
   Deferred                                           698          700           (2)         -0.3%
   Ground                                           3,969        3,890           79           2.0%
                                               ----------   ----------   ----------
      Total U.S. domestic package                   6,020        5,903          117           2.0%
International package:
   Domestic                                           266          222           44          19.8%
   Export                                             940          737          203          27.5%
   Cargo                                               96           95            1           1.1%
                                               ----------   ----------   ----------
      Total International package                   1,302        1,054          248          23.5%
Non-package:
    UPS Supply Chain Solutions                        500          460           40           8.7%
    Other                                             193          162           31          19.1%
                                               ----------   ----------   ----------
       Total Non-package                              693          622           71          11.4%
                                               ----------   ----------   ----------
Consolidated                                   $    8,015   $    7,579   $      436           5.8%
                                               ==========   ==========   ==========

Memo: Gross revenue
     UPS Supply Chain Solutions                $      912   $      704   $      208          29.5%

Consolidated volume (in millions)                     826          832           (6)         -0.8%

Operating weekdays                                     63           63

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
   Next day air                                     1,135        1,092           43           3.9%
   Deferred                                           845          880          (35)         -4.0%
   Ground                                           9,881       10,034         (153)         -1.5%
                                               ----------   ----------   ----------
      Total U.S. domestic package                  11,861       12,006         (145)         -1.2%
International package:
   Domestic                                           776          780           (4)         -0.5%
   Export                                             471          427           44          10.3%
                                               ----------   ----------   ----------
      Total International package                   1,247        1,207           40           3.3%
                                               ----------   ----------   ----------
Consolidated                                       13,108       13,213         (105)         -0.8%
                                               ==========   ==========   ==========

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                                $    18.92   $    19.09   $    (0.17)         -0.9%
   Deferred                                         13.11        12.63         0.48           3.8%
   Ground                                            6.38         6.15         0.23           3.7%
      Total U.S. domestic package                    8.06         7.80         0.26           3.3%
International package:
   Domestic                                          5.44         4.52         0.92          20.4%
   Export                                           31.68        27.40         4.28          15.6%
      Total International package                   15.35        12.61         2.74          21.7%
Consolidated                                   $     8.75   $     8.24   $     0.51           6.2%
                                               ==========   ==========   ==========


Certain prior year amounts have been reclassified to conform to the current year presentation.


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